UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2017

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16095 (Commission File Number)	23-2229683 (IRS Employer Identification No.)
151 Farmington Avenue Hartford, CT 06156 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (860) 273-0123

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2017, Aetna Inc. (“Aetna”) entered into accelerated share repurchase agreements with each of JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Bank of America, N.A. (“Bank of America”) to repurchase an aggregate of $3.3 billion of Aetna’s common shares. The accelerated share repurchase agreements are being executed under Aetna’s existing share repurchase programs. Aetna funded the repurchases under the accelerated share repurchase agreements from available cash.

Under the terms of the accelerated share repurchase agreements, Aetna made a $1.65 billion payment to each of JPMorgan and Bank of America on February 22, 2017 and received from each of them an initial delivery of approximately 10.4 million Aetna common shares on the same day. The final number of Aetna common shares to be repurchased from each of JPMorgan and Bank of America will be based on the volume-weighted average share price of Aetna’s common shares during the term of the applicable transaction, less a discount and subject to adjustments pursuant to the terms of the applicable accelerated share repurchase agreement. At settlement, under certain circumstances, each of JPMorgan and/or Bank of America may be required to deliver additional Aetna common shares to Aetna, or under certain circumstances, Aetna may be required either to deliver its common shares or to make a cash payment to JPMorgan and/or Bank of America. The final settlement of the transactions under the accelerated share repurchase agreements is expected to occur during or prior to the third quarter of 2017.

Each of the accelerated share repurchase agreements contains customary terms for this type of transaction, including, but not limited to, the mechanisms to determine the number of Aetna’s common shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the Aetna common shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturity and various acknowledgements, representations and warranties made by Aetna and JPMorgan or Bank of America, as applicable, to one another.

From time to time, JPMorgan, Bank of America and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Aetna for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the accelerated share repurchase agreements does not purport to be complete and is qualified in its entirety by reference to the accelerated share repurchase agreements, copies of which are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1 Master Confirmation—Accelerated Share Repurchase dated February 22, 2017 between Aetna Inc. and JPMorgan Chase Bank, National Association, London Branch

10.2 Master Confirmation—Accelerated Share Repurchase dated February 22, 2017 between Aetna Inc. and Bank of America, N.A.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “

potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s control.

Statements in this Current Report on Form 8-K regarding Aetna that are forward-looking, including the timing of the final settlement of the accelerated share repurchase (“ASR”) transactions and Aetna’s ability to complete the ASR transactions on the terms described in this press release and the ASR transaction documents, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: significant disruptions in the market for Aetna’s common shares and/or the financial markets, unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); increased pharmacy costs (including in Aetna’s public health insurance exchange products)); and changes in Aetna’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. As currently enacted, health care reform will continue to significantly impact Aetna’s business operations and financial results, including Aetna’s pricing and medical benefit ratios, and key components of the legislation will continue to be phased in through 2020. Aetna will be required to dedicate material resources and incur material expenses during 2017 to implement health care reform. Significant parts of the legislation, including aspects of nondiscrimination requirements, continue to evolve through the promulgation of regulations and guidance. In addition, pending efforts in the U.S. Congress to repeal, amend or restrict funding for various aspects of health care reform and pending litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform are unknown. Other important risk factors include: adverse changes in federal or state government policies, legislation or regulations (including legislative, judicial or regulatory measures that would affect Aetna’s business model, repeal, restrict funding for or amend various aspects of health care reform, limit Aetna’s ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing Aetna’s potential litigation exposure)); the profitability of Aetna’s public health insurance exchange and ACA compliant small group products, where membership has had and may continue to have more adverse health status and/or higher medical benefit utilization than Aetna projected; uncertainty related to Aetna’s accruals for the ACA's reinsurance, risk adjustment and risk corridor programs (“3R’s”); uncertainty related to the funding for and final reconciliations with respect to the ACA's risk management and subsidy programs; the implementation of health care reform legislation, including collection of ACA fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations (including those relating to minimum medical loss ratio (“MLR”) rebates); the implementation of public health insurance exchanges; Aetna’s ability to offset Medicare Advantage and PDP rate pressures; the timing and amount of and payment methods for satisfying assessments for Penn Treaty Network America Insurance Company and other insolvent payors under state guaranty fund laws; adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); reputational or financial issues arising from Aetna’s social media activities, data security breaches, other cybersecurity risks or other causes; Aetna’s ability to diversify Aetna’s sources of revenue and earnings (including by developing and expanding Aetna's consumer business and expanding Aetna’s foreign operations), transform Aetna’s business model, develop new products and optimize Aetna’s business platforms; the success of Aetna’s consumer health and services initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, the difficult economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to Aetna; failure to adequately implement health care reform and/or repeal of or changes in health care reform; the outcome of various litigation and regulatory matters, including audits, challenges to Aetna’s minimum MLR rebate methodology and/or reports, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna’s payment practices with respect to out-of-network providers, other providers and/or life insurance policies; Aetna’s ability to integrate, simplify, and enhance Aetna’s existing products, processes and information technology systems and platforms to keep pace with changing customer and regulatory needs; Aetna’s ability to successfully integrate Aetna’s businesses (including businesses Aetna may acquire in the future) and implement multiple strategic and operational initiatives simultaneously; Aetna’s ability to manage health care and other benefit costs; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of sequestration and/or changes to or curtailment or elimination of the Centers for Medicare & Medicaid Services’ ("CMS") star rating bonus payments; Aetna's ability to maintain and/or enhance its CMS star ratings; Aetna’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to Aetna; Aetna’s ability to develop and maintain relationships (including joint ventures or other collaborative risk-sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services each company offers; Aetna’s ability to demonstrate that Aetna’s products and processes lead to access to quality affordable care by Aetna’s members; Aetna’s ability to maintain their relationships with third-party brokers, consultants and agents who sell their products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; a downgrade in Aetna’s financial ratings; and adverse impacts from any failure to raise the U.S. Federal government’s debt ceiling or any sustained U.S. Federal government shut down. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s 2016 Annual Report on Form 10-K (“Aetna’s Annual Report”), on file with the Securities and Exchange Commission. You should also read Aetna’s Annual Report for a discussion of Aetna’s historical results of operations and financial condition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna. Aetna does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: February 22, 2017	By:	/s/ Sharon A. Virag
Name: Sharon A. Virag
Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 10.1	Master Confirmation—Accelerated Share Repurchase dated February 22, 2017 between Aetna Inc. and JPMorgan Chase Bank, National Association, London Branch

Exhibit 10.2	Master Confirmation—Accelerated Share Repurchase dated February 22, 2017 between Aetna Inc. and Bank of America, N.A.